UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2024

FRESH VINE WINE, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-41147	87-3905007
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

P.O. Box 78984

Charlotte, NC 28271

(Address of Principal Executive Offices) (Zip Code)

(855) 766-9463

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	VINE	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Years.

On March 14, 2024, Fresh Vine Wine, Inc. (the “Company”) filed with the Secretary of State of the State of Nevada a Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock, par value $0.001 per share (the “Series B Stock”)(the “Certificate”). The Certificate designates 50,000 shares of the Company’s undesignated preferred stock as Series B Stock and establishes the rights and preferences of Series B Stock, as described below.

Stated Value. Each share of Series B Stock (the “Series B Preferred Shares”) will have a stated value of $100.00 (the “Stated Value”).

Rank; Liquidation Preference. Upon any liquidation, dissolution or winding-up of the Company (a “Liquidation”), after the satisfaction in full of the debts of the Company and payment of the liquidation preference to any class or series of capital stock of the Company that ranks senior to the Series B Stock in liquidation preference, the holders of Series B Stock shall be entitled to be paid, on a pari passu basis with the payment of the liquidation preference afforded to holders of the Company’s Series A Convertible Preferred Stock and any other class or series of capital stock of the Company that expressly ranks pari passu with the Series B Stock in liquidation preference (“Parity Securities”), for each share of Series B Stock held thereby, out of (but only to the extent) the assets of the Company are legally available for distribution to its stockholders, an amount equal to 150% times the Stated Value, plus any accrued but unpaid dividends, before any distribution or payment shall be made to the holders of Common Stock and any other class or series of capital stock of the Company other than those securities which are explicitly senior or pari passu to the liquidation preference of the Series B Stock (“Junior Securities”). If the assets of the Company available for distribution to holders of Series B Stock shall be insufficient to permit payment in full to such holders of the sums which such holders are entitled to receive in such case and of any liquidation preference afforded to holders of any Parity Securities, then all of the assets available for distribution to holders of the Series B Stock and the Parity Securities shall be distributed among and paid to such holders ratably in proportion to the amounts that would be payable to such holders if such assets were sufficient to permit payment in full.

After the holders of all shares of Series B Stock shall have been paid in full the amounts to which they are entitled, the remaining assets of the Company available for distribution to its stockholders shall be distributed among the holders of shares of Series A Convertible Preferred Stock, Series B Stock and Common Stock, pro rata based on the number of shares held by each such holder on an as-if-converted to common stock basis (disregarding for such purposes any conversion limitations under the Certificate).

Conversion, and Limitations. Each share of Series B Stock shall be convertible at the option of the holder thereof into the number of shares common stock (“Conversion Shares”) calculated by dividing the Stated Value by the Conversion Price (the “Conversion Ratio”)(subject to the limitations described below). For such purposes, the “Conversion Price” means $0.45. However, if the Company’s common stock fails to continue to be listed or quoted for trading on a stock exchange (currently, the NYSE American), then the “Conversion Price” thereafter will mean the lesser of (i) $0.45, or (ii) the closing sale price of the common stock on the trading day immediately preceding the conversion date; provided that the Conversion Price shall not be less than $0.05 (the “Floor Price”). The Conversion Price is subject to standard adjustments based stock splits, stock dividends, stock combinations and the like, and the Floor Price is also subject to anti-dilution adjustments resulting from future oﬀerings of common stock (or common stock equivalents) at a price less than the prevailing Floor Price.

The Series B Stock contains “blocker” provisions restricting the holders’ ability to exercise conversion rights if the issuance of Conversion Shares would result in such holder beneficially owning in excess of 4.99% of the Company’s common stock. In addition, a Series B Stock holder’s ability to convert Series B Stock to common stock will be subject to an “Exchange Share Cap” and an “Individual Holder Share Cap.” Under the Exchange Share Cap, the total number of shares of common stock issuable upon conversion of outstanding Series B Stock may not exceed 19.9% of the Company’s issued and outstanding common stock immediately prior to the date on which shares of Series B Stock are ﬁrst issued. Under the Individual Holder Share Cap, no holder of Series B Stock will have the right to acquire common stock upon conversion of the Series B Stock if the issuance of shares of common stock would result in converting holder beneﬁcially owning in excess of 19.9% of the number of shares of common stock outstanding immediately after giving eﬀect to the issuance. The Exchange Share Cap and the Individual Holder Share Cap will not apply if the Company obtains stockholder approval to issue the shares of common stock exceeding the applicable cap as required by NYSE American LLC Company Guide Section 713.

Dividends. Except for stock dividends or distributions for which adjustments are to be made pursuant to antidilution provisions of the Certificate, holders of Series B Stock shall be entitled to receive dividends on shares of Series B Stock equal (on an as-if-converted-to-Common-Stock basis) to and in the same form as dividends actually paid on shares of the Common Stock when, as and if such dividends are paid on shares of the Common Stock.

Redemption. The Company may redeem (i) up to 75% of the issued and outstanding Series B Preferred Shares for a price per share equal to 150% of the Stated Value thereof if such redemption occurs within six months from the date of issuance, and (ii) up to 50% of the issued and outstanding Series B Preferred Shares for a price per share equal to 200% of the Stated Value thereof if such redemption occurs after six months but before the expiration of twelve months from the date of issuance.

Voting. The Series B Stock will vote with the common stock and the Series A Convertible Preferred Stock as a single class on all matters submitted to a vote of stockholders of the Company other than any proposal to approve the issuance of shares of common stock upon the conversion of Series B Stock in excess of the Exchange Share Cap or the Individual Holder Share Cap. The shares of Series B Stock will vote on an as-converted to common stock basis, taking into account the conversion limitations resulting from the Exchange Share Cap and the Individual Holder Share Cap, if and as applicable; however, solely for purposes of determining voting rights, the Conversion Price with respect to each share of Series B Stock shall be equal to the most recent closing sale price of the Common Stock as of the execution and delivery of the securities purchase agreement or other subscription or similar agreement pursuant to which such share of Series B Stock was issued by the Company.

The foregoing description of the Certificate is qualified in its entirety by reference to the Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock, which is filed as Exhibit 3.1 to this Current Report and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRESH VINE WINE, INC.

Date: March 20, 2024	By:	/s/ Michael Pruitt
Michael Pruitt
Interim Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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